                                 EMPLOYMENT AGREEMENT


    THIS AGREEMENT entered into this 1st day of December, 1995 ("Effective Date"), by and between Rural Cellular Corporation ("RCC" or "Company") and Scott Donlea (the "Employee").

    WHEREAS, the Employee has heretofore been employed by RCC in the position described in the job description attached as Exhibit A and is experienced in the business of RCC; and

    WHEREAS, the parties desire by this writing to set forth the continuing employment relationship of RCC and the Employee.

    NOW, THEREFORE, it is AGREED as follows:

    1. EMPLOYMENT. The Employee is employed in the capacity of Vice President of Sales and Marketing for RCC as described in the attached Exhibit A and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of RCC. The Employee's other duties shall be such as the President/CEO, or his designee, may from time to time reasonably direct. The Board of Directors may change Employee's reporting relationship at any time.

    2. BASE COMPENSATION. RCC agrees to pay the Employee during the term of this Agreement a salary which shall be at the 1995 rate for December 1995 and continue at the rate of $84,100 per annum beginning January 1, 1996, payable not less frequently than every two weeks; provided, that the rate of such salary shall be reviewed by the Board of Directors not less often than annually, and Employee shall be entitled to receive an increase at such percentage or in such an amount, if any, as the Board of Directors in its sole discretion may decide at such time.

    3. DISCRETIONARY AND INCENTIVE BONUS. The Employee shall be entitled to participate in an equitable manner with all other senior management employees of RCC in discretionary and incentive bonuses, including, but not limited to stock option and restricted stock awards and other cash and non-cash compensation plans that may be authorized and declared by the Board of Directors to its senior management employees from time to time.

         4.   OTHER BENEFITS.

              (a) PARTICIPATION IN RETIREMENT AND MEDICAL PLANS. The Employee shall be entitled to participate in any plan of RCC relating to compensation, profit sharing, or other retirement benefits and medical coverage or reimbursement plans as RCC may adopt for the benefit of its employees,

              (b) EMPLOYEE BENEFITS; EXPENSES. The Employee shall be eligible to participate in any fringe benefits which may be or may become applicable to RCC's senior management employees, including by example, participation in any stock option or incentive plans adopted by the Board of Directors, and any other benefits adopted by the Board of Directors. RCC shall reimburse Employee for all reasonable out-of-pocket expenses which Employee shall incur in connection with his service for RCC which are documented with RCC's policies as set forth from time to time.

    5. TERM. The term of employment of Employee under this Agreement shall be for the period commencing on the Effective Date and ending December 31, 1998. Additionally, the term of employment under this Agreement may be extended for one or more additional one year periods beyond the then effective expiration date upon a determination and resolution of the Board of Directors, in its sole discretion, that the performance of the Employee has met the requirements and standards of the Board in the current term, and that the term of such Agreement shall be extended for an additional one year term and the acceptance by Employee of such extended term.

    6.   LOYALTY; NONCOMPETITION.

              (a) The Employee shall devote his full time and attention to the performance of his employment under this Agreement. During the term of Employee's employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of RCC.

              (b) Nothing contained in this Paragraph 6 shall be deemed to prevent or limit the right of Employee to invest in the capital stock or other securities of any business dissimilar from that of RCC, or, solely as a passive or minority investor, in any business.

    7. STANDARDS. The Employee shall perform his duties under this Agreement in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time to time by thePresident/CEO.

    8. VACATION AND SICK LEAVE. At such reasonable times as RCC shall in its sole discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance under this Agreement, with all such voluntary absences to count as vacation time; provided that:

              (a) The Employee shall be entitled to annual vacation leave in accordance with the policies as are periodically established by the Board of Directors for senior management of RCC but in no event less than three calendar weeks per calendar year.

              (b) The Employee shall take at least five consecutive business days of vacation in each calendar year.

              (c) The Employee shall not be entitled to receive any additional compensation from RCC on account of his failure to take vacation leave and Employee shall not be entitled to accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board of Directors for senior management employees of RCC.

              (d) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with RCC for such additional periods of time and for such valid and legitimate reasons as the Board of Directors in its discretion may determine. Further, the Board of Directors shall be entitled to grant to the Employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board of Directors in its discretion may determine.

              (e) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board of Directors for senior management employees of RCC. In the event that any sick leave benefit shall not have been used during any year, such leave shall accrue to subsequent years only to the extent authorized by the Board of Directors for employees of RCC.

              (f) The Employee is encouraged to participate in related industry organizations and activities provided that the assumption of any significant responsibilities for such outside activities or organizational participation shall be approved in advance by the President/CEO.

    9. TERMINATION AND TERMINATION PAY. The Employee's employment under this Agreement shall be terminated upon any of the following occurrences:

              (a) The death of the Employee during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which Employee's death shall have occurred, plus all accrued but unused vacation for such calendar year, and PRO RATA payment of all bonuses or incentive payments earned or to be awarded for such calendar year.

              (b) The Board of Directors may terminate the Employee's employment at any time, but any termination by the Board of Directors other than termination for Just Cause, as defined below, shall not prejudice the Employee's right to compensation or other benefits under the Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall include termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Agreement.

              (c) Except as provided pursuant to Section 11 herein, in the event Employee's employment under this Agreement is terminated by the Board of Directors without Just Cause, RCC shall be obligated to continue to pay the Employee the salary provided pursuant to Section 2 herein, up to the date of termination of the term (including any extension of the term pursuant to Section 5 above) of this Agreement. Notwithstanding the foregoing, in no event shall payments to be made in accordance with this Section 9(c) be for a period of less than 12 months following the date of termination of employment.

              (d) The voluntary termination by the Employee during the term of this Agreement with the delivery of no less than 60 days written notice to the Board of Directors (other than pursuant to Section 11(b)) in which case the Employee shall be entitled to receive only the compensation, vested rights, and all employee benefits up to the date of such termination except as specifically provided below.

    10. DISABILITY. If the Employee shall become disabled or incapacitated to the extent that he is unable to perform his duties hereunder, by reason of medically determinable physical or mental impairment, as determined by a doctor engaged by the Board of Directors, Employee shall nevertheless continue to receive the compensation and benefits provided under the terms of this Agreement as follows: 100% of such compensation and benefits for a period of six (6) months, but not exceeding the remaining term of the Agreement, and 65% thereafter for the remainder of the term of the Agreement. Such benefits noted herein shall be reduced by any benefits otherwise provided to the Employee during such period under the provisions of disability insurance coverage in effect for RCC employees. Thereafter, Employee shall be eligible to receive benefits provided by RCC under the provisions of disability insurance coverage in effect for RCC employees. Upon returning to active full-time employment, the Employee's full compensation as set forth in this Agreement shall be reinstated as of the date of commencement of such activities. In the event that the Employee returns to active employment on other than a full-time basis, then his compensation (as set forth in Paragraph 2 of this Agreement) shall be reduced in proportion to the time spent in said employment, or as shall otherwise be agreed to by the parties.

    11.  CHANGE IN CONTROL.

              (a) Notwithstanding any provision herein to the contrary, in the event of the involuntary termination of Employee's employment under this Agreement, absent Just Cause, in connection with, or within twelve (12) months after, any change in control of RCC, Employee shall be paid an amount equal to the
                                       -4-
         product of 2.99 times the Employee's "base amount" as defined in
         Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder. Said sum shall be paid, at the option of Employee, either in one (1) lump sum within thirty (30) days of such termination discounted to the present value of such payment using as the discount rate the "prime rate" as published in the WALL STREET JOURNAL EASTERN
         EDITION as of the date of such payment, or in periodic payments over the next 36 months or the remaining term of this Agreement whichever is less, as if Employee's employment had not been terminated, and such payments shall be in lieu of any other future payments which the Employee would be otherwise entitled to receive under Section 9 of this Agreement. Notwithstanding the forgoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments to be made to the Employee by RCC shall be deemed an "excess parachute payment" in accordance with Section 280G of the Code, or any successor provision, and be subject to the excise tax provided at Section 4999(a) of the Code. The term "change in control" shall be defined as set forth in the 1995 Stock Compensation Plan, which is incorporated herein by reference.

              (b) Notwithstanding any other provision of this Agreement to the contrary, Employee may voluntarily terminate his employment under this Agreement within twelve (12) months following a change in control of RCC, and Employee shall thereupon be entitled to receive the payment described in Section 11(a) of this Agreement, upon the occurrence, or within ninety
         (90) days thereafter, of any of the following events, which have not been consented to in advance by the Employee in writing: (i) if Employee would be required to move his personal residence or perform his principal executive functions more than fifty miles from the Employee's primary office immediately prior to the change in control; (ii) if in the organizational structure of RCC Employee would be required to report to a person or persons other than the Chief Executive Officer; (iii) if RCC should fail to maintain Employee's base compensation in effect as of the date of the Change in Control and the existing material fringe benefit, stock option, performance incentive and retirement plans; (iv) if Employee would be assigned duties and responsibilities other than those normally associated with his position as referenced at
         Section 1, herein; or (v) if Employee's responsibilities or authority have in any way been materially diminished or reduced.

    12.  NON-COMPETITION AGREEMENT.

         (a) TERM. During the term of the Agreement and for the period ending one (1) year after the voluntary or involuntary termination of this Agreement, Employee agrees that he will not, without RCC's prior written consent, directly or indirectly, within the service areas served by RCC at the time of termination, lend his credit, advice or assistance, or engage in any activity or act in any manner, including but not limited to, as an individual, owner, sole proprietor, founder, associate, promoter, partner, joint venturer, shareholder other than as a less than five percent (5%) shareholder of a publicly traded corporation, officer, director, trustee, manager, employer, employee, licensor, licensee, licensor, licensee, principal, agent, salesman, broker, representative, consultant, advisor, investor or otherwise, for the purpose of establishing, operating or managing any business or entity that is engaged in activities competitive with the business of the Company as carried on as of the date of termination.

              (b) NON-SOLICITATION AGREEMENT. As used in this Agreement, the term "Person" means any individual, corporation, joint venture, general or limited partnership, association or other entity. During the period of one (1) year from and after the date of termination, Employee agrees that he will not, whether for his own account or for the account of any other Person, directly or indirectly interfere with the Company's relationship with or endeavor to divert or entice away from the Company any Person who or which at any time during the term of Employee's employment by RCC is or was an employee or customer of or in the habit of dealing with RCC.

              (c) REASONABLENESS OF COVENANTS. Employee acknowledges and agrees that the geographic scope and period of duration of the restrictive covenants contained in this Agreement are both fair and reasonable and that the interests sought to be protected by the Company are legitimate business interests entitled to be protected.

         (d) INJUNCTIVE RELIEF; ATTORNEYS' FEES. The parties agree that the remedy of damages at law for the breach by Employee of any of the covenants contained in this Section 12 is an inadequate remedy. In recognition of the irreparable harm that a violation by Employee of any of the covenants, agreements or obligations arising under this Agreement would cause RCC, Employee agrees that in addition to any other remedies or relief afforded by law, an injunction against an actual or threatened violation or violations may be issued against him and every other Person concerned thereby, it being the understanding of the parties that both damages and an injunction shall be proper modes of relief and are not to be considered alternative remedies. In the event of any such an actual or threatened violation, Employee agrees to pay the costs, expenses and reasonable attorneys' fees incurred by the Company in pursuing any of its rights with respect to such actual or threatened violation, in addition to the actual damages sustained by the Company as a result thereof.

              (e) COMPENSATION. In the event that Employee's employment has terminated and Employee is not entitled to receive payment under Sections 10 or 11 of this Agreement, to compensate Employee for the restrictive covenants contained in this Agreement, RCC agrees to pay Employee the sum of Sixty Thousand and 00/100
         Dollars ($60,000.00). One-half of this amount is payable in equal monthly payments commencing on the last day of the month following termination and continuing thereafter on the last day of each and every month
                                      -6-
         until the end of the period stated in Section 12(a) and one-half at the end of the period stated in Section 12(a).

              In the event that Employee shall breach any of his covenants, agreements or obligations arising under this Agreement, RCC shall have the right to discontinue making the payments to Employee provided for herein unless and until Employee has cured any such existing breaches.

              (f)  RCC may waive the restrictions on employee imposed in
         Section 12. In the event of such waiver, RCC shall not be obligated to make the payments set forth in Section 12(e) provided that, in the event of a voluntary termination by Employee, RCC shall give notice of such waiver to Employee within twenty (20) days of the receipt of the notice of termination by Employee.

    13.  SUCCESSORS AND ASSIGNS.

              (a) This Agreement shall inure to the benefit of and be binding upon any corporation or other successor of RCC which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of RCC.

              (b) Since RCC is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of RCC.

    14. AMENDMENTS. No amendments or additions to this Agreement shall be binding upon the parties hereto unless made in writing and signed by both parties, except as herein otherwise specifically provided.

    15. APPLICABLE LAW. This Agreement shall be governed by all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Minnesota, except to the extent that Federal law shall be deemed to apply.

    16. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

    17. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of RCC, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. RCC shall incur the cost of all fees and expenses associated with filing a request for arbitration with the AAA, whether such filing is made on behalf of RCC or the Employee, and the costs and administrative fees associated with employing the arbitrator and related administrative expenses assessed by the AAA. If the parties cannot mutually agree on an arbitrator, each party shall select an arbitrator and those two arbitrators shall select a third arbitrator and the third arbitrator shall conduct the arbitration. Otherwise, each party shall pay its own costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, notwithstanding the ultimate outcome thereof, upon delivery of a final judgment or settlement of the dispute.

    18. ENTIRE AGREEMENT. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto, and shall supersede all prior understandings in writing or otherwise between the parties.


                                         RURAL CELLULAR CORPORATION

ATTEST:                                  /s/   Richard P. Ekstrand
                                        -----------------------------------
                                         By:  Richard P. Ekstrand
                                              President/Chief Executive Officer

-----------------------------------
Secretary


WITNESS:

    /s/   Nancy A. Gilbertson              /s/   Scott Donlea
-----------------------------------      -----------------------------------
                                          Scott Donlea











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